WAIVER AND CONSENT AGREEMENT

THIS WAVIER AND CONSENT AGREEMENT (this "Agreement") is entered into on this 30th day of August, 2007 by and between **EAU TECHNOLOGIES, INC.**, a Delaware corporation ("EAU") and **WATER SCIENCE, LLC**, a Delaware limited liability company ("Water Science").

WITNESSETH:

WHEREAS, EAU and Water Science entered into that certain Amended and Restated Exclusive License and Distribution Agreement, dated as of May 1, 2006 (the "Water Science License Agreement").

WHEREAS, pursuant to the Water Science License Agreement, Water Science acquired certain exclusive rights, benefits, and privileges in EAU's intellectual property described therein ("Rights") which are exercisable by Water Science in certain territories specified therein ("Territories").

WHEREAS, EAU and Perfect Water & Essentials, LLC, a Nevada limited liability company ("PWE"), intend to enter the following agreements--Agreement for Purchase and Sale of Assets (Perfect Empowered Drinking Water and Perfect Essentials) ("PWE Purchase Agreement"), Purchase and License Agreement, and Maintenance and Support Agreement--for, among other reasons, the license and use by PWE of certain of EAU's intellectual property (collectively, the "PWE Agreements").

WHEREAS, in contemplation of the execution and delivery of the PWE Agreements, Water Science desires to waive its exclusivity under the Water Science License Agreement so that EAU may enter into the PWE Agreements with PWE.

NOW, THEREFORE, for and in consideration Ten Dollars paid by EAU to Water Science and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Waiver and Consent. Water Science hereby unconditionally and irrevocably consents to (i) the execution and performance by EAU of the PWE Agreements (copies of which have been reviewed by Water Science), and (ii) the conveyance by EAU to PWE of the rights, benefits and privileges described in the PWE Agreements, acknowledging that such rights, benefits, and privileges include certain of the Rights for which Water Science was granted exclusivity under the Water Science License Agreement. Water Science hereby waives and releases its exclusivity to the Rights in the Water Science License Agreement to the extent necessary to permit EAU to enter into and perform the PWE Agreements and to the extent necessary to allow PWE to exercise and enjoy the rights granted to it in the PWE Agreements.

2. Release. Water Science hereby covenants not to sue, and releases and forever discharges, EAU and its respective officers, directors, agents, employees, subsidiaries, affiliates, successors, and assigns, from any and all claims, demands, actions, causes of action, liabilities, losses, costs and damages of every kind or nature whatsoever, whether known or unknown,

whether or not previously asserted, even though unexpected, from the beginning of time, which arise out of (x) the conveyance of the rights, benefits and privileges granted by EAU to PWE pursuant to the PWE Agreements, (y) actions or omissions occurring on or prior to the date hereof or (z) conditions existing on or prior to the date hereof.

3. Voluntary Waiver and Consent. Water Science hereby acknowledges and agrees that its execution has been voluntarily given.

4. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the sole and entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, understandings, and courses of dealing between the parties as to subject matter hereof.

(b) Modifications. No modifications, additions, or amendments to this Agreement shall be effective unless made in writing signed by the parties.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the principles of conflicts of law.

(d) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single agreement binding on all parties.

(e) Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Water Science License Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

EAU TECHNOLOGIES, INC.

By: ______________________
Wade R. Bradley
Chief Executive Officer

WATER SCIENCE, LLC

By: ______________________
Peter Ullrich
Sole Member